Exhibit 99.1

Biomet, Inc. To Be Acquired by Private Equity Consortium For $10.9 Billion or $44 per Share in Cash

WARSAW, IN, December 18, 2006 — Biomet, Inc. (NASDAQ: BMET), a worldwide leader in the design and manufacture of musculoskeletal medical products, announced today that it has entered into a definitive merger agreement to be acquired by a private equity consortium in a transaction with a total equity value of approximately $10.9 billion.  The consortium includes affiliates of the Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. and TPG.

Under the terms of the merger agreement, Biomet shareholders will receive $44 per common share, representing a 27% premium over Biomet’s closing price on April 3, 2006, the trading day prior to public speculation, which was subsequently confirmed by Biomet on April 6, 2006, that it had retained Morgan Stanley to assist it in exploring strategic alternatives.

The board of directors of Biomet has unanimously approved the merger agreement, the merger and the transactions contemplated thereby, and will also recommend approval by Biomet’s shareholders.

The transaction will be financed through a combination of equity contributed by the private equity consortium and debt financing that has been committed by Bank of America and Goldman Sachs. There is no financing condition to the obligations of the private equity consortium to consummate the transaction.

Completion of the transaction is subject to the affirmative vote of Biomet shareholders, requisite anti-trust and customary closing conditions. Following the completion of the transaction, expected on or prior to October 31, 2007 with the exact timing dependent on a number of factors, the company’s stock will be de-listed and will no longer trade publicly.  The Company’s headquarters will remain in Warsaw, Indiana.

Daniel P. Hann, Interim President and CEO of Biomet, said, “This transaction offers shareholders the ability to realize substantial value from their investments in Biomet and provides important benefits to our customers, team members and other stakeholders.  It is also a strong affirmation of the position we have built in our markets.  As an independent, private company with the strong backing of private equity partners who recognize our potential for growth and support our dedication to providing our patients the best in innovative, high quality medical products, we will be in an even stronger position to deliver on our commitment to them and their doctors, as well as our team members and the communities in which we operate.”

In a statement, the investor group said: “Biomet has established a premier position in the development and manufacture of innovative and clinically proven products for surgeries that are becoming increasingly frequent as the population ages.  We will work in close partnership with Biomet’s excellent management while harnessing the extensive resources of our consortium, to build on Biomet’s long heritage of success.  This is both a sector of the healthcare market and a corporate franchise in which we have long-term interest and confidence.  As a result, we look forward to working with the Company’s highly regarded team members and sales forces to help accelerate Biomet’s growth and profitability.”

Additionally, it is contemplated that one of Biomet’s founders, Dane A. Miller, Ph.D., will be an investor in the private company.

Morgan Stanley & Co. Incorporated is acting as financial advisor to the Board of Biomet, Inc. and to Biomet, Inc. Kirkland & Ellis LLP is legal counsel to Biomet, Inc. and Simpson Thacher & Bartlett LLP is legal counsel to the independent directors of the Board of Biomet, Inc.  Banc of America Securities LLC is acting as lead M&A advisor and Goldman Sachs Group is acting as M&A advisor to the private equity consortium.  Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to the private equity consortium

Termination of Rights Plan

On December 17, 2006 and immediately prior to the approval of the merger, the Board of Directors terminated Biomet’s rights agreement and redeemed all issued and outstanding rights, under the rights agreement.  As provided in the rights agreement, the rights terminated on December 17, 2006, and, thereafter, holders of the rights are entitled only to receive the redemption price of $0.0001 per right.  The record date for payment of the redemption price will be December 28, 2006, and the payment date will occur on or about January 2, 2007.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. The Company’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

About The Blackstone Group

Founded in 1985, Blackstone is a global private investment and advisory firm that has raised approximately $67 billion for alternative asset investing since its founding, with offices in New York, Atlanta, Boston, Chicago, Los Angeles, London, Paris, Mumbai, Hong Kong and Hamburg.  Further information is available at www.blackstone.com.

About Goldman Sachs Capital Partners

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms.  Goldman Sachs is also a global leader in private corporate equity and mezzanine investing.  Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division, which has formed 12 investment vehicles aggregating $35 billion of capital to date.  For more information, please visit www.gs.com/pia.

About Kohlberg Kravis Roberts & Co.

KKR is one of the world’s oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California, London, Paris, Hong Kong and Tokyo. Over the past 30 years, KKR has invested in more than 146 transactions with a total value of over $260 billion.  For more information, please visit www.kkr.com.

About TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion under management.  The firm has offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally.  For more information, please visit www.tpg.com.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Biomet; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and other risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Biomet will file with the SEC a proxy statement. The proxy statement will be mailed to the shareholders of Biomet. Biomet’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.Biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the merger. Information about Biomet’s executive officers and directors and their ownership of Biomet stock is set forth in the proxy statement for the Biomet 2006 Annual Meeting of Shareholders, which was filed with the SEC on August 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Media Contacts

Biomet, Inc.

Greg W. Sasso:  574-372-1528
Barbara Goslee:  574-372-1514